Exhibit 99.1

News release

HP General Counsel Resigns

Editorial contacts:

Robert Sherbin, HP

+1 650 857 2381

robert.sherbin@hp.com

Ryan J. Donovan
+1 650 857 8410
ryan.j.donovan@hp.com

Michael Moeller
+1 650 236 3028
michael.moeller@hp.com

Hewlett-Packard Company

3000 Hanover Street

Palo Alto, CA 94304

www.hp.com

PALO ALTO, Calif., Sept. 28, 2006 – HP today announced that Ann Baskins, HP general counsel, has resigned from the company, with immediate effect.

“I want to thank Ann for 24 years of outstanding service and devotion to HP,” said Mark Hurd, HP chairman and chief executive officer. “She began her career here shortly after law school and worked her way up to serve as the company’s top lawyer, earning along the way a reputation for hard work and integrity. She has admirably supported our business needs across the globe and will be missed. Stepping down was a very hard decision for her, but by doing so she has put the interests of HP above her own and that is to be commended.”

About HP

HP is a technology solutions provider to consumers, businesses and institutions globally. The company’s offerings span IT infrastructure, global services, business and home computing, and imaging and printing. For the four fiscal quarters ended July 31, 2006, HP revenue totaled $90.0 billion. More information about HP (NYSE, Nasdaq: HPQ) is available at www.hp.com.

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© 2006 Hewlett-Packard Development Company, L.P. The information contained herein is subject to change without notice. HP shall not be liable for technical or editorial errors or omissions contained herein.

9/2006